Exhibit 99.1

Contacts:	Michael Mullen (media)	Christopher Jakubik, CFA (investors)
	Michael.Mullen@kraftheinz.com	ir@kraftheinz.com
KRAFT HEINZ REPORTS FIRST QUARTER 2021 RESULTS
•Q1 net sales increased 3.9% and Organic Net Sales(1) increased 2.5%
•Q1 gross profit increased 18.5%
•Q1 operating income increased 41.3%, net income increased 49.0%, and diluted EPS increased 48.4%
•Adjusted EBITDA(1) increased 11.6% and Adjusted EPS(1) increased 24.1%

PITTSBURGH & CHICAGO - April 29, 2021 - The Kraft Heinz Company (Nasdaq: KHC) (“Kraft Heinz” or the “Company”) today reported financial results for the first quarter of 2021 that reflected solid net sales growth, favorable product mix, and lower general corporate expenses versus the year-ago period, with strong performance across all business segments.

“Our first quarter was better than expected, with our team delivering strong results on top of exceptional growth last year,” said Kraft Heinz CEO Miguel Patricio. “Looking forward, we will continue to focus on leveraging our tremendous scale by investing to improve our capabilities and overall agility. As we do, we believe we will come out of this period much stronger, operationally and financially, than we entered.”

Net Sales
In millions
	Net Sales			Organic Net Sales(1) Growth
	March 27, 2021	March 28, 2020	% Chg vs PY	YoY Growth Rate	Price	Volume/Mix
For the Three Months Ended
United States	$4,608	$4,495	2.5%	2.5%	1.0 pp	1.5 pp
International	1,394	1,301	7.2%	2.7%	2.2 pp	0.5 pp
Canada	392	361	8.8%	2.5%	4.9 pp	(2.4) pp
Kraft Heinz	$6,394	$6,157	3.9%	2.5%	1.5 pp	1.0 pp

Net Income/(Loss) and Diluted EPS
In millions, except per share data
	For the Three Months Ended
	March 27, 2021	March 28, 2020	% Chg vs PY
Gross profit	$2,201	$1,858	18.5%
Operating income/(loss)	1,089	770	41.3%
Net income/(loss)	568	381	49.0%
Net income/(loss) attributable to common shareholders	563	378	48.9%
Diluted EPS	$0.46	$0.31	48.4%

Adjusted EPS(1)	0.72	0.58	24.1%
Adjusted EBITDA(1)	$1,580	$1,415	11.6%
Q1 2021 Financial Summary
•Net sales increased 3.9 percent versus the year-ago period to $6.4 billion, including a favorable 1.4 percentage point impact from currency, and increased 7.3 percent versus the comparable 2019 period, including a favorable 0.5 percentage point impact from currency. Organic Net Sales increased 2.5 percent versus the prior year period and increased 8.7 percent versus the comparable 2019 period with positive contributions from all reporting segments, and despite a negative impact from exiting the McCafé licensing agreement. Pricing was up 1.5 percentage points versus the prior year period reflecting a combination of reduced retail promotions and revenue management gains that were partially offset by unfavorable trade expense timing versus the year-ago period. Volume/mix was up 1.0 percentage points versus the year-ago period, driven by favorable changes in retail inventory levels, particularly in developed markets where retail consumption remained strong, as well as continued growth in emerging markets. This growth was partially offset by ongoing foodservice declines, the negative impact from exiting the McCafé licensing agreement, and lower retail takeaway versus the prior year period that benefited from strong, COVID-19-related consumer demand.
•Net income/(loss) of $568 million increased 49.0 percent versus the year-ago period driven by strong gross profit growth, which included favorable changes in unrealized losses/(gains) on commodity hedges, and a lower effective tax rate that more than offset unfavorable changes in interest expense due to one-time extinguishment costs, as well as unfavorable other expense/(income) as compared to the prior year period. Net income/(loss) increased 40.6 percent versus the comparable 2019 period. Adjusted EBITDA of $1.6 billion increased 11.6 percent versus the year-ago period and 10.4 percent versus the comparable 2019 period. Excluding a favorable 1.2 percentage point impact from currency, year-over-year Adjusted EBITDA growth was driven by favorable pricing and product mix, as well as lower general corporate expenses versus the prior year period that more than offset supply chain inflation and increased spending behind strategic investments.
•Diluted EPS increased to $0.46, up 48.4 percent versus the prior year, driven by the net income/(loss) factors discussed above. Adjusted EPS increased to $0.72, up 24.1 percent versus the prior year, driven by Adjusted EBITDA growth, a lower effective tax rate, and lower depreciation and amortization costs that more than offset unfavorable changes in non-cash other expense/(income) and higher non-cash equity award compensation relative to the year-ago period.

•Net cash provided by operating activities increased to $810 million, up 281.8 percent versus the year-ago period. This reflected favorable changes in trade receivables, largely due to the timing of receipts, Adjusted EBITDA growth, and favorable changes in cash related to commodity margin requirements and inventories versus the prior year period. These impacts were partially offset by higher cash outflows for variable compensation versus the year-ago period. Free Cash Flow(1) for the first quarter of 2021 increased to $583 million, up 619.4 percent versus the comparable prior year period as net cash provided by operating activities was partially offset by higher capital expenditures versus the prior year period.

Outlook
The Company continues to expect it will deliver 2021 financial performance ahead of its strategic plan.
For the second quarter of 2021, and based on performance to date, the Company currently expects a mid-single-digit percentage increase in both Organic Net Sales(2) and Constant Currency Adjusted EBITDA(2) versus the comparable 2019 period. The Company views comparison to the 2019 period to be more meaningful than the comparable 2020 period given the exceptional, COVID-19-related consumer demand changes experienced in the 2020 period. This outlook is, therefore, equivalent to a low-single-digit percentage decline in Organic Net Sales(2) and a mid-single-digit percentage decline in Constant Currency Adjusted EBITDA(2) versus the comparable 2020 period.

End Notes
(1)Organic Net Sales, Adjusted EBITDA, Adjusted EPS, Constant Currency Adjusted EBITDA, and Free Cash Flow are non-GAAP financial measures. Please see discussion of non-GAAP financial measures and the reconciliations at the end of this press release for more information.
(2)Second quarter 2021 guidance for Organic Net Sales and Constant Currency Adjusted EBITDA is provided on a non-GAAP basis only because certain information necessary to calculate the most comparable GAAP measure is unavailable due to the uncertainty and inherent difficulty of predicting the occurrence and the future financial statement impact of such items impacting comparability, including, but not limited to, the impact of currency, acquisitions and divestitures, restructuring expenses, deal costs, unrealized losses/(gains) on commodity hedges, impairment losses, and equity award compensation expense, among other items. Therefore, as a result of the uncertainty and variability of the nature and amount of future adjustments, which could be significant, the Company is unable to provide a reconciliation of these measures without unreasonable effort.
Earnings Discussion and Webcast Information
A pre-recorded management discussion of The Kraft Heinz Company's first quarter 2021 earnings is available at ir.kraftheinzcompany.com. The Company will host a live question and answer session beginning today at 9:00 a.m. Eastern Daylight Time. A webcast of the session will be accessible at ir.kraftheinzcompany.com.

ABOUT THE KRAFT HEINZ COMPANY
We are driving transformation at The Kraft Heinz Company (Nasdaq: KHC), inspired by our Purpose, Let’s Make Life Delicious. Consumers are at the center of everything we do. With 2020 net sales of approximately $26 billion, we are committed to growing our iconic and emerging food and beverage brands on a global scale. We leverage our scale and agility to unleash the full power of Kraft Heinz across a portfolio of six consumer-driven product platforms. As global citizens, we’re dedicated to making a sustainable, ethical impact while helping feed the world in healthy, responsible ways. Learn more about our journey by visiting www.kraftheinzcompany.com or following us on LinkedIn and Twitter.

Forward-Looking Statements
This press release contains a number of forward-looking statements. Words such as “plan,” "believe," "anticipate," "reflect," "invest," "see," "make," "expect," "deliver," "drive," “improve,” “intend,” "assess," "remain," "evaluate," “establish,” “focus,” “build,” “turn,” “expand,” “leverage,” "grow," "will," and variations of such words and similar future or conditional expressions are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements regarding the Company's plans, impacts of accounting standards and guidance, growth, legal matters, taxes, costs and cost savings, impairments, dividends, expectations, investments, innovations, opportunities, capabilities, execution, initiatives, and pipeline. These forward-looking statements reflect management's current expectations and are not guarantees of future performance and are subject to a number of risks and uncertainties, many of which are difficult to predict and beyond the Company's control.
Important factors that may affect the Company's business and operations and that may cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the impacts of COVID-19 and government and consumer responses; operating in a highly competitive industry; the Company’s ability to correctly predict, identify, and interpret changes in consumer preferences and demand, to offer new products to meet those changes, and to respond to competitive innovation; changes in the retail landscape or the loss of key retail customers; changes in the Company's relationships with significant customers or suppliers, or in other business relationships; the Company’s ability to maintain, extend, and expand its reputation and brand image; the Company’s ability to leverage its brand value to compete against private label products; the Company’s ability to drive revenue growth in its key product categories or platforms, increase its market share, or add products that are in faster-growing and more profitable categories; product recalls or other product liability claims; the Company’s ability to identify, complete, or realize the benefits from strategic acquisitions, alliances, divestitures, joint ventures, or other investments; the Company's ability to successfully execute its strategic initiatives; the impacts of the Company's international operations; the Company's ability to protect intellectual property rights; the Company's ownership structure; the Company’s ability to realize the anticipated benefits from prior or future streamlining actions to reduce fixed costs, simplify or improve processes, and improve its competitiveness; the Company's level of indebtedness, as well as our ability to comply with covenants under our debt instruments; additional impairments of the carrying amounts of goodwill or other indefinite-lived intangible assets; foreign exchange rate fluctuations; volatility in commodity, energy, and other input costs; volatility in the market value of all or a portion of the commodity derivatives we use; compliance with laws, regulations, and related interpretations and related legal claims or other regulatory enforcement actions, including additional risks and uncertainties related to any potential actions resulting from the Securities and Exchange Commission’s (“SEC”) ongoing investigation, as well as potential additional subpoenas, litigation, and regulatory proceedings; failure to maintain an effective system of internal controls; a downgrade in the Company's credit rating; the impact of future sales of the Company's common stock in the public market; the Company’s ability to continue to pay a regular dividend and the amounts of any such dividends; unanticipated business disruptions and natural events in the locations in which the Company or the Company's customers, suppliers, distributors, or regulators operate; economic and political conditions in the United States and in various other nations where the Company does business; changes in the Company's management team or other key personnel and the Company's ability to hire or retain key personnel or a highly skilled and diverse global workforce; risks associated with information technology and systems, including service interruptions, misappropriation of data, or breaches of security; increased pension, labor, and people-related expenses; changes in tax laws and interpretations; volatility of capital markets and other macroeconomic factors; and other factors. For additional information on these and other factors that could affect the Company's forward-looking statements, see the Company's risk factors, as they may be amended from time to time, set forth in its filings with the SEC. The Company disclaims and does not undertake any obligation to update, revise, or withdraw any forward-looking statement in this press release, except as required by applicable law or regulation.

Non-GAAP Financial Measures
The non-GAAP financial measures provided should be viewed in addition to, and not as an alternative for, results prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) that are presented in this press release.
To supplement the financial information provided, the Company has presented Organic Net Sales, Adjusted EBITDA, Constant Currency Adjusted EBITDA, Adjusted EPS, and Free Cash Flow which are considered non-GAAP financial measures. The non-GAAP financial measures presented may differ from similarly titled non-GAAP financial measures presented by other companies, and other companies may not define these non-GAAP financial measures in the same way. These measures are not substitutes for their comparable GAAP financial measures, such as net sales, net income/(loss), diluted earnings per share, net cash provided by/(used for) operating activities, or other measures prescribed by GAAP, and there are limitations to using non-GAAP financial measures.
Management uses these non-GAAP financial measures to assist in comparing the Company's performance on a consistent basis for purposes of business decision making by removing the impact of certain items that management believes do not directly reflect the Company's underlying operations. Management believes that presenting the Company's non-GAAP financial measures (i.e., Organic Net Sales, Adjusted EBITDA, Constant Currency Adjusted EBITDA, Adjusted EPS, and Free Cash Flow) is useful to investors because it (i) provides investors with meaningful supplemental information regarding financial performance by excluding certain items, (ii) permits investors to view performance using the same tools that management uses to budget, make operating and strategic decisions, and evaluate historical performance, and (iii) otherwise provides supplemental information that may be useful to investors in evaluating the Company's results. The Company believes that the presentation of these non-GAAP financial measures, when considered together with the corresponding GAAP financial measures and the reconciliations to those measures, provides investors with additional understanding of the factors and trends affecting the Company's business than could be obtained absent these disclosures.
Organic Net Sales is defined as net sales excluding, when they occur, the impact of currency, acquisitions and divestitures, and a 53rd week of shipments. The Company calculates the impact of currency on net sales by holding exchange rates constant at the previous year's exchange rate, with the exception of highly inflationary subsidiaries, for which the Company calculates the previous year's results using the current year's exchange rate. Organic Net Sales is a tool that can assist management and investors in comparing the Company's performance on a consistent basis by removing the impact of certain items that management believes do not directly reflect the Company's underlying operations.

Adjusted EBITDA is defined as net income/(loss) from continuing operations before interest expense, other expense/(income), provision for/(benefit from) income taxes, and depreciation and amortization (excluding restructuring activities); in addition to these adjustments, the Company excludes, when they occur, the impacts of restructuring activities, deal costs, unrealized losses/(gains) on commodity hedges, impairment losses, and equity award compensation expense (excluding restructuring activities). The Company also presents Adjusted EBITDA on a constant currency basis. The Company calculates the impact of currency on Adjusted EBITDA by holding exchange rates constant at the previous year's exchange rate, with the exception of highly inflationary subsidiaries, for which it calculates the previous year's results using the current year's exchange rate. Adjusted EBITDA and Constant Currency Adjusted EBITDA are tools that can assist management and investors in comparing the Company's performance on a consistent basis by removing the impact of certain items that management believes do not directly reflect the Company's underlying operations.
Adjusted EPS is defined as diluted earnings per share excluding, when they occur, the impacts of restructuring activities, deal costs, unrealized losses/(gains) on commodity hedges, impairment losses, losses/(gains) on the sale of a business, other losses/(gains) related to acquisitions and divestitures (e.g., tax and hedging impacts), nonmonetary currency devaluation (e.g., remeasurement gains and losses), debt prepayment and extinguishment costs, and U.S. Tax Reform discrete income tax expense/(benefit), and including when they occur, adjustments to reflect preferred stock dividend payments on an accrual basis. The Company believes Adjusted EPS provides important comparability of underlying operating results, allowing investors and management to assess operating performance on a consistent basis.
Free Cash Flow is defined as net cash provided by/(used for) operating activities less capital expenditures. The Company believes Free Cash Flow provides a measure of the Company's core operating performance, the cash-generating capabilities of the Company's business operations, and is one factor used in determining the amount of cash available for debt repayments, dividends, acquisitions, share repurchases, and other corporate purposes. The use of this non-GAAP measure does not imply or represent the residual cash flow for discretionary expenditures since the Company has certain non-discretionary obligations such as debt service that are not deducted from the measure.
See the attached schedules for supplemental financial data, which includes the financial information, the non-GAAP financial measures and corresponding reconciliations to the comparable GAAP financial measures for the relevant periods.

		Schedule 1
The Kraft Heinz Company Condensed Consolidated Statements of Income (in millions, except per share data) (Unaudited)
	For the Three Months Ended
	March 27, 2021	March 28, 2020
Net sales	$6,394	$6,157
Cost of products sold	4,193	4,299
Gross profit	2,201	1,858
Selling, general and administrative expenses, excluding impairment losses	882	862
Goodwill impairment losses	230	226
Selling, general and administrative expenses	1,112	1,088
Operating income/(loss)	1,089	770
Interest expense	415	310
Other expense/(income)	(30)	(81)
Income/(loss) before income taxes	704	541
Provision for/(benefit from) income taxes	136	160
Net income/(loss)	568	381
Net income/(loss) attributable to noncontrolling interest	5	3
Net income/(loss) attributable to common shareholders	$563	$378

Basic shares outstanding	1,223	1,222
Diluted shares outstanding	1,232	1,224

Per share data applicable to common shareholders:
Basic earnings/(loss) per share	$0.46	$0.31
Diluted earnings/(loss) per share	0.46	0.31

					Schedule 2
The Kraft Heinz Company Reconciliation of Net Sales to Organic Net Sales For the Three Months Ended (dollars in millions) (Unaudited)
	Net Sales	Currency	Acquisitions and Divestitures	Organic Net Sales	Price	Volume/Mix
March 27, 2021
United States	$4,608	$—	$—	$4,608
International	1,394	64	—	1,330
Canada	392	22	—	370
Kraft Heinz	$6,394	$86	$—	$6,308

March 28, 2020
United States	$4,495	$—	$—	$4,495
International	1,301	6	—	1,295
Canada	361	—	—	361
Kraft Heinz	$6,157	$6	$—	$6,151

Year-over-year growth rates
United States	2.5%	0.0 pp	0.0 pp	2.5%	1.0 pp	1.5 pp
International	7.2%	4.5 pp	0.0 pp	2.7%	2.2 pp	0.5 pp
Canada	8.8%	6.3 pp	0.0 pp	2.5%	4.9 pp	(2.4) pp
Kraft Heinz	3.9%	1.4 pp	0.0 pp	2.5%	1.5 pp	1.0 pp

			Schedule 3
The Kraft Heinz Company Reconciliation of Net Sales to Organic Net Sales For the Three Months Ended (dollars in millions) (Unaudited)
	Net Sales	Currency	Acquisitions and Divestitures	Organic Net Sales
March 27, 2021
United States	$4,608	$—	$—	$4,608
International	1,394	19	—	1,375
Canada	392	19	—	373
Kraft Heinz	$6,394	$38	$—	$6,356

March 30, 2019
United States	$4,224	$—	$—	$4,224
International	1,285	7	13	1,265
Canada	450	—	91	359
Kraft Heinz	$5,959	$7	$104	$5,848

Year-over-year growth rates
United States	9.1%	0.0 pp	0.0 pp	9.1%
International	8.5%	0.9 pp	(1.2) pp	8.8%
Canada	(12.7)%	4.3 pp	(21.1) pp	4.1%
Kraft Heinz	7.3%	0.5 pp	(1.9) pp	8.7%

	Schedule 4
The Kraft Heinz Company Reconciliation of Net Income/(Loss) to Adjusted EBITDA (dollars in millions) (Unaudited)
	For the Three Months Ended
	March 27, 2021	March 28, 2020	March 30, 2019
Net income/(loss)	$568	$381	$404
Interest expense	415	310	321
Other expense/(income)	(30)	(81)	(380)
Provision for/(benefit from) income taxes	136	160	217
Operating income/(loss)	1,089	770	562
Depreciation and amortization (excluding restructuring activities)	222	243	234
Restructuring activities	18	—	27
Deal costs	7	—	8
Unrealized losses/(gains) on commodity hedges	(37)	143	(29)
Impairment losses	230	226	620
Equity award compensation expense (excluding restructuring activities)	51	33	9
Adjusted EBITDA	$1,580	$1,415	$1,431

Segment Adjusted EBITDA:
United States	$1,280	$1,209	$1,139
International	283	245	238
Canada	87	55	121
General corporate expenses	(70)	(94)	(67)
Adjusted EBITDA	$1,580	$1,415	$1,431

			Schedule 5
The Kraft Heinz Company Reconciliation of Adjusted EBITDA to Constant Currency Adjusted EBITDA For the Three Months Ended (dollars in millions) (Unaudited)
	Adjusted EBITDA	Currency	Constant Currency Adjusted EBITDA
March 27, 2021
United States	$1,280	$—	$1,280
International	283	16	267
Canada	87	5	82
General corporate expenses	(70)	(1)	(69)
Kraft Heinz	$1,580	$20	$1,560

March 28, 2020
United States	$1,209	$—	$1,209
International	245	3	242
Canada	55	—	55
General corporate expenses	(94)	—	(94)
Kraft Heinz	$1,415	$3	$1,412

Year-over-year growth rates
United States	5.8%	0.0 pp	5.8%
International	15.5%	5.3 pp	10.2%
Canada	57.4%	9.6 pp	47.8%
General corporate expenses	(25.9)%	1.3 pp	(27.2)%
Kraft Heinz	11.6%	1.2 pp	10.4%

			Schedule 6
The Kraft Heinz Company Reconciliation of Adjusted EBITDA to Constant Currency Adjusted EBITDA For the Three Months Ended (dollars in millions) (Unaudited)
	Adjusted EBITDA	Currency	Constant Currency Adjusted EBITDA
March 27, 2021
United States	$1,280	$—	$1,280
International	283	11	272
Canada	87	4	83
General corporate expenses	(70)	(1)	(69)
Kraft Heinz	$1,580	$14	$1,566

March 30, 2019
United States	$1,139	$—	$1,139
International	238	4	234
Canada	121	—	121
General corporate expenses	(67)	—	(67)
Kraft Heinz	$1,431	$4	$1,427

Year-over-year growth rates
United States	12.4%	0.0 pp	12.4%
International	18.3%	2.4 pp	15.9%
Canada	(27.6)%	3.6 pp	(31.2)%
General corporate expenses	3.6%	1.1 pp	2.5%
Kraft Heinz	10.4%	0.7 pp	9.7%

		Schedule 7
The Kraft Heinz Company Reconciliation of Diluted EPS to Adjusted EPS (Unaudited)
	For the Three Months Ended
	March 27, 2021	March 28, 2020
Diluted EPS	$0.46	$0.31
Restructuring activities(a)	0.01	—
Unrealized losses/(gains) on commodity hedges(b)	(0.02)	0.09
Impairment losses(c)	0.19	0.18
Losses/(gains) on sale of business(d)	0.02	—
Debt prepayment and extinguishment costs(e)	0.06	—
Adjusted EPS	$0.72	$0.58
(a)    Gross expenses included in restructuring activities were $18 million ($13 million after-tax) for the three months ended March 27, 2021 and were recorded in the following income statement line items:
•Cost of products sold included expenses of $3 million for the three months ended March 27, 2021 and $1 million for the three months ended March 28, 2020; and
•SG&A included expenses of $15 million for the three months ended March 27, 2021 and income of $1 million for the three months ended March 28, 2020.
(b)    Gross expenses/(income) included in unrealized losses/(gains) on commodity hedges were income of $37 million ($27 million after-tax) for the three months ended March 27, 2021 and expenses of $143 million ($108 million after-tax) for the three months ended March 28, 2020 and were recorded in cost of products sold.
(c)    Gross impairment losses, all of which related to goodwill, were $230 million ($230 million after-tax) for the three months ended March 27, 2021 and $226 million ($226 million after-tax) for the three months ended March 28, 2020 and were recorded in SG&A.
(d)    Gross expenses included in losses/(gains) on sale of business were $19 million ($19 million after-tax) for the three months ended March 27, 2021 and $2 million ($2 million after-tax) for the three months ended March 28, 2020 and were recorded in other expense/(income).
(e)    Gross expenses included in debt prepayment and extinguishment costs were $106 million ($80 million after-tax) for the three months ended March 27, 2021 and were recorded in interest expense.

			Schedule 8
The Kraft Heinz Company Key Drivers of Change in Adjusted EPS (Unaudited)
	For the Three Months Ended
	March 27, 2021	March 28, 2020	$ Change
Key drivers of change in Adjusted EPS:
Results of operations(a)	$0.84	$0.73	$0.11
Interest expense	(0.20)	(0.20)	—
Other expense/(income)(b)	0.03	0.05	(0.02)
Effective tax rate	0.05	—	0.05
Adjusted EPS	$0.72	$0.58	0.14
(a) Includes non-cash amortization of definite-lived intangible assets, which accounted for a negative impact to Adjusted EPS from results of operations of $0.04 for the three months ended March 27, 2021 and March 28, 2020.
(b) Includes non-cash amortization of prior service credits, which accounted for a benefit to Adjusted EPS from other expense/(income) of $0.02 for the three months ended March 28, 2020.

	Schedule 9
The Kraft Heinz Company Condensed Consolidated Balance Sheets (in millions, except per share data) (Unaudited)
	March 27, 2021	December 26, 2020
ASSETS
Cash and cash equivalents	$2,360	$3,417
Trade receivables, net	2,079	2,063
Inventories	2,676	2,773
Prepaid expenses	136	132
Other current assets	621	574
Assets held for sale	5,264	1,863
Total current assets	13,136	10,822
Property, plant and equipment, net	6,579	6,876
Goodwill	31,447	33,089
Intangible assets, net	45,021	46,667
Other non-current assets	2,481	2,376
TOTAL ASSETS	$98,664	$99,830
LIABILITIES AND EQUITY
Commercial paper and other short-term debt	$6	$6
Current portion of long-term debt	126	230
Trade payables	4,225	4,304
Accrued marketing	1,001	946
Interest payable	371	358
Other current liabilities	1,824	2,200
Liabilities held for sale	17	17
Total current liabilities	7,570	8,061
Long-term debt	27,074	28,070
Deferred income taxes	11,619	11,462
Accrued postemployment costs	244	243
Other non-current liabilities	1,726	1,751
TOTAL LIABILITIES	48,233	49,587
Equity:
Common stock, $0.01 par value	12	12
Additional paid-in capital	54,678	55,096
Retained earnings/(deficit)	(2,131)	(2,694)
Accumulated other comprehensive income/(losses)	(1,898)	(1,967)
Treasury stock, at cost	(373)	(344)
Total shareholders' equity	50,288	50,103
Noncontrolling interest	143	140
TOTAL EQUITY	50,431	50,243
TOTAL LIABILITIES AND EQUITY	$98,664	$99,830

	Schedule 10
The Kraft Heinz Company Condensed Consolidated Statements of Cash Flow (in millions) (Unaudited)
	For the Three Months Ended
	March 27, 2021	March 28, 2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income/(loss)	$568	$381
Adjustments to reconcile net income/(loss) to operating cash flows:
Depreciation and amortization	222	243
Amortization of postretirement benefit plans prior service costs/(credits)	(2)	(31)
Equity award compensation expense	51	33
Deferred income tax provision/(benefit)	127	(46)
Postemployment benefit plan contributions	(9)	(9)
Goodwill and intangible asset impairment losses	230	226
Nonmonetary currency devaluation	4	1
Loss/(gain) on sale of business	19	2
Other items, net	30	169
Changes in current assets and liabilities:
Trade receivables	(34)	(423)
Inventories	(101)	(231)
Accounts payable	(11)	(2)
Other current assets	(54)	(142)
Other current liabilities	(230)	41
Net cash provided by/(used for) operating activities	810	212
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(227)	(131)
Other investing activities, net	11	9
Net cash provided by/(used for) investing activities	(216)	(122)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of long-term debt	(1,014)	(407)
Debt prepayment and extinguishment costs	(103)	—
Proceeds from revolving credit facility	—	4,000
Dividends paid	(489)	(488)
Other financing activities, net	(37)	—
Net cash provided by/(used for) financing activities	(1,643)	3,105
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(8)	(71)
Cash, cash equivalents, and restricted cash
Net increase/(decrease)	(1,057)	3,124
Balance at beginning of period	3,418	2,280
Balance at end of period	$2,361	$5,404

	Schedule 11
The Kraft Heinz Company Reconciliation of Net Cash Provided By/(Used For) Operating Activities to Free Cash Flow (in millions) (Unaudited)
	For the Three Months Ended
	March 27, 2021	March 28, 2020
Net cash provided by/(used for) operating activities	$810	$212
Capital expenditures	(227)	(131)
Free Cash Flow	$583	$81